EXHIBIT 23.5

DEGOLYER AND MACNAUGHTON
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

May 22, 2013

Encana Corporation
Suite 4400, 500 Centre Street S.E., P.O. Box 2850
Calgary, Alberta T2P 2S5
Canada

Re:           Registration Statement on Form S-8 (United States Securities and Exchange Commission)

We hereby consent to the use of the name DeGolyer and MacNaughton and reference to our name and our reports evaluating a portion of Encana Corporation’s petroleum and natural gas reserves as of December 31, 2012 (the “Reports”), and the information contained in our Reports, as described or incorporated by reference in Encana Corporation’s Registration Statement on Form S-8, filed with the United States Securities and Exchange Commission.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716